UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.        )

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Santeon Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	ii
PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS	1
INFORMATION CONCERNING SOLICITATION AND VOTING	1
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	5
CORPORATE GOVERNANCE	7
EXECUTIVE OFFICERS	9
EXECUTIVE COMPENSATION	9
PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	13
PROPOSAL NO. 3 — ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	13
PROPOSAL NO. 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14
REPORT OF THE AUDIT COMMITTEE	15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15
SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS	16
ANNUAL REPORT	17
HOUSEHOLDING	17

i

SANTEON GROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT Santeon Group Inc. (“Santeon”) will hold its 2013 Annual Meeting of Stockholders on Monday, June 24, 2013 at 10:00 a.m. (Eastern Time) at 11700 Plaza America, Suite 810, Reston VA 20190, to consider and vote upon the following matters:

1.	The election of three directors nominated by Santeon to hold office until the next annual meeting.
2.	To approve, on an advisory basis, the compensation of Santeon’s named executive officers as disclosed in these materials.
3.	An advisory vote to determine whether the advisory vote on the compensation of Santeon’s executive officers should be held every one, two or three years.
4.	The ratification of the appointment of RBSM LLP as Santeon’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
5.	The consideration of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on May 15, 2013, are entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote per share.

You are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign and return the enclosed proxy as promptly as possible or to vote via the internet or by telephone as provided on the proxy. You may attend the meeting in person even if you have returned a proxy.

By order of the Board of Directors ASHRAF ROFAIL CEO and Chairman of the Board

Reston, Virginia
May 21, 2013

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE OR TO VOTE VIA THE INTERNET OR BY TELEPHONE AS PROVIDED ON THE PROXY. SEE “MEETING AND VOTING INFORMATION” FOR ADDITIONAL INSTRUCTIONS AND REQUIREMENTS RELATING TO ATTENDANCE AT OUR ANNUAL MEETING AND VOTING YOUR SHARES.

ii

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD
JUNE 24, 2013
MEETING AND VOTING INFORMATION

General

Why are you receiving these proxy materials?
The accompanying proxy is solicited by the Board of Directors (“Board of Directors” or “Board”) of Santeon Group Inc. (“we”, “us”, “the Company” or “Santeon”) for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting” or “2013 Annual Meeting”) to be held on Monday, June 24, 2013 at 10:00 a.m. local time at 11700 Plaza America Drive Suite 810, Reston, VA 20190, and at any continuation, adjournments or postponements thereof. Directions to attend the meeting can be found on our website, www.santeon.com Beginning on or about May 29, 2013, we expect to deliver the Notice of Internet Availability of Proxy Materials (“Notice”) to most of our stockholders entitled to vote at the Annual Meeting and a paper copy of our proxy materials and accompanying proxy card to the remaining stockholders entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 24, 2013

This proxy statement, including a proxy card sample, the notice of the Annual Meeting and our 2012 Annual Report on Form 10-K are available on www.shareholdervote.info and as an additional courtesy they are also available on our website at www.santeon.com/investors/investor-information You are encouraged to access and review all of the important information contained in the proxy materials before voting.

In addition, we are also offering a live webcast of the Annual Meeting on our corporate ubroadcast channel. The webcast of the Annual Meeting will consist of live sound, real-time access to printed material and the ability of stockholders to submit questions during the question and answer period. To participate in the webcast of the Annual Meeting, a stockholder should log on to www.santeon.com on Monday, June 24, 2013 shortly before 10:00 a.m. (Eastern Standard Time) and follow the instructions provided under the “Investors” section of the website. Stockholders will not be permitted to vote via the Internet during the Annual Meeting.

NOTE REGARDING STREAMLINED DISCLOSURE

The Securities and Exchange Commission (“SEC”) has adopted rules allowing smaller reporting companies to tailor their disclosure to reduce costs. Because the Company qualifies as a “smaller reporting company” under the SEC rules, the Company is providing streamlined disclosure in this proxy statement in accordance with those rules. Under the scaled disclosure obligations, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

Who is entitled to vote at the Annual Meeting and what are the voting rights of holders of our common stock?

Only holders of record of our Common Stock, $.001 par value per share (“Common Stock”), at the close of business on May 15, 2013 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. As of the Record Date, we had 1,190,783 outstanding shares of Common Stock.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting in the Investor Relations department at our corporate office at 11700 Plaza America Drive Suite 810, Reston VA 20190, between the hours of 9:00 a.m. and 4:00 p.m. local time.

How can you vote?

Voting by Proxy

How to Vote by Proxy If You Are the Record Holder of Your Shares

If you are the record holder of your shares, you may submit your proxy to vote by mail or via the Internet.

Voting via the Internet.

•	To submit your proxy via the Internet, go to www.shareholdervote.info Have your proxy notice in hand when you access the website and follow the instructions to vote your shares.

Voting by Mail.

As an alternative to submitting your proxy via the Internet you may submit your proxy by mail.

•	If you received only the Notice, follow the procedures outlined in the Notice to request a paper copy of the proxy materials, including a proxy card to submit your proxy by mail.

•
If you received a paper copy of the proxy materials, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Securities Transfer Corporation, 2591 Dallas Parkway, Frisco TX 75034

How to Vote Your Shares If You Are a “Street Name” Holder

If you hold your shares through a bank, broker or other nominee, also referred to as a “street name” holder, check the instructions provided by that entity to determine which options are available to you with respect to voting your shares.

Attendance at the Annual Meeting and Voting in Person

Stockholders who wish to attend the Annual Meeting will be required to present verification of ownership of our Common Stock, such as a bank or brokerage firm account statement, and will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting.

If you are a stockholder of record and plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares (your broker or other nominee) authorizing you to vote at the Annual Meeting. In addition, as noted above, if you hold shares through the 401(k) Plan, you may attend the Annual Meeting, but those shares can only be voted as described above, and cannot be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

You may revoke your proxy at any time before the Annual Meeting by (a) delivering to the Secretary of the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or (b) voting via the Internet or by telephone subsequent to the date shown on a previously executed and delivered proxy or the date of a prior Internet or telephone vote. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you only attend the Annual Meeting but do not vote, your proxy will not be revoked.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting, who will determine whether or not a quorum is present.

Quorum

The required quorum for the transaction of business at the Annual Meeting is thirty-three and one third of the shares of stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy. Shares voted “FOR,” “AGAINST,” or “WITHHELD FROM,” a matter will be treated as being present at the meeting for purposes of establishing a quorum and will also be treated as shares voted at the Annual Meeting. Abstentions and broker non-votes are also treated as being present for purposes of determining the presence of a quorum.

Abstentions

You may abstain from voting on any proposal other than the election of directors. With regard to the election of directors, votes may be cast in favor or withheld. Because directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting, with the nominees obtaining the most votes being elected, votes that are withheld will be excluded entirely from the vote and will have no effect.

With regard to the other proposals, abstentions are counted in determining the outcome with respect to each proposal that requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon and, therefore, will have the same effect as a vote against (i) the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in these materials, (ii) the approval, on an advisory basis, of any of the options (one year, two years or three years) for the frequency of future advisory votes on the compensation of our named executive officers, and (iii) the ratification of the selection of RBSM LLP as our independent registered public accounting firm.

Broker Non-Votes

On certain routine matters, such as the ratification of the selection of RBSM LLP as our independent registered public accounting firm, if a stockholder that holds its shares through a broker does not provide instructions to that broker on how the stockholder wishes to vote, the broker will be allowed to exercise discretion and vote on behalf of the stockholder. A broker is prohibited, however, from voting on other non-routine matters, including (i) the election of directors, (ii) the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in these materials, and (iii) the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers. Broker “non-votes” will occur when a broker does not receive voting instructions from a stockholder on a non-routine matter or if the broker otherwise does not vote on behalf of a stockholder. Because there is no minimum vote required for the election of directors, broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Broker non-votes are not counted in determining the number of shares present in person or represented by proxy and entitled to vote thereon with respect to the proposals that require the affirmative vote of a majority of such shares and, therefore, will not affect the outcome of the voting on such proposals.

Stockholder approval of each proposal requires the following votes:

•
Proposal 1—Election of Directors. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes cast. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

•
Proposal 2—Advisory Vote on the Compensation of our Named Executive Officers. Approval of Proposal 3, the advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote on this proposal.

•
Proposal No. 3: Nonbinding Advisory Vote on Frequency of Future Stockholder Advisory Votes on Executive Compensation. The affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve one of three alternatives included in this proposal. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote on this proposal.

•
Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm. Approval of Proposal 4, the ratification of the selection of RBSM, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. Abstentions will not be counted as votes cast and will have no effect on the vote on this proposal. Brokers generally have discretionary authority to vote on this proposal and thus broker non-votes are not expected.

Why are you being asked to ratify the appointment of RBSM LLP?

Although stockholder approval of the Audit Committee's selection of RBSM LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of RBSM LLP, but will not be required to take any action.

Assistance

If you need assistance with voting via the Internet in accordance with the instructions on the Notice of Internet Availability of Proxy Materials, voting by telephone or completing your proxy card, or have questions regarding the Annual Meeting, please contact our Investor Relations department at (703) 970-9200.

BOARD RECOMMENDATIONS

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. The Board recommends you vote:

•	FOR the election of the persons nominated by the Company as directors;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in these materials;

•	IN FAVOR of holding an advisory vote on the compensation of our named executive officers every “3 YEARS”;
•	FOR the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees who will not receive additional compensation for those services, or by an outside firm, telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

RBSM LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2012 and audited our financial statements for such year. We expect that one or more representatives of RBSM LLP will be available via telephone during the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions during the Questions and Answers Session during the Annual Meeting.

Are there other matters to be voted on at the Annual Meeting?

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

Your vote is important. Please vote your shares via the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials, vote by telephone or sign, date and return a proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. The voting results will be included in a Current Report on Form 8-K filed within the time required by the SEC.

PROPOSAL NO. 1    ELECTION OF DIRECTORS

DIRECTORS AND COMPANY NOMINEES FOR DIRECTOR

The Board of Directors currently consists of three directors. Proposal No. 1 is the proposed election of three directors nominated by the Company, to serve for a term of one year expiring at the 2014 annual meeting of stockholders. The Board of Directors has nominated Dr. Ashraf Rofail, Mr. Ashraf Yacoub and Mr. Jason Frankl for election as directors to hold office until the next annual meeting.

Messrs. Rofail, Yacoub and Frankl have each consented to serve on the Board of Directors.

Here is information regarding the Company's nominees for directors.

Name	Age	Occupation
Ashraf Rofail	47	Chief Executive Officer and Chairman of the Board of Directors
Ashraf Yacoub	47	Independent Director
Jason Frankl	39	Independent Director

There are no family relationships among any of our directors or executive officers.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

Dr. Ashraf Rofail

Dr. Ashraf Rofail has served as a director and Chairman of the Board of Directors since 2010. Dr. Rofail has been Chief Executive Officer of Santeon Group Inc. since May 2010.   From 1990 to 2000, Dr. Rofail served as Chief Technology Officer for User Technology Associates, a software consultancy company with over 1,000 employees. Dr. Rofail was responsible for setting technology strategy and technical leadership.   Prior to that, Dr. Rofail was Chief Architect for Best Software (acquired by Sage), Product Architect for Solomon/Great Plains (acquired by Microsoft), and State of the Art Software (acquired by Sage). Dr. Rofail’s industry and leadership experience enables him to provide valuable insight to the Board on business strategy and operations.

Mr. Ashraf Yacoub

Mr. Yacoub has served as an independent member of the board of directors since May 2010. Since 2008, Mr. Yacoub has been a regional manager in the mortgage finance business for RBC Royal Bank in Toronto, Canada. He has more than 20 years experience in complex mortgage and real estate finance. Mr. Yacoub won the Leo Award at RBC and the Partnership Excellence Award at TD Bank as a result of his outstanding performance and contributions to the success of both organizations.  Mr. Yacoub’s financial expertise and qualifications stem from his experience in real estate finance and his academic credentials; as such, he is considered a financial expert. Mr. Yacoub has a bachelor’s degree in Economics and Business from York University in Canada.  The Company took into account his continuing experience with complex financial transactions and believe his past experience gives him the qualifications and skill to serve as a director.

Mr. Jason Frankl

Jason Frankl is a senior managing director in FTI Consulting’s Forensic and Litigation Consulting practice, with management responsibilities for the Washington, DC office. He is a nationally recognized expert in the areas of NASDAQ and NYSE listing qualifications, corporate governance, corporate investigations, corporate disclosure and securities trading. Prior to joining FTI Consulting, Mr. Frankl served as counsel with the NASDAQ Stock Market where he participated in the development and implementation of NASDAQ’s corporate governance rules and policies formulated in response to the Sarbanes-Oxley Act of 2002, among other things. Mr. Frankl holds a law degree from the Columbus School of Law at Catholic University in Washington, DC and B.S. degree from Springfield College in Springfield, MA. The Company believes that his experience with capital markets, corporate disclosure and corporate governance will provide valuable guidance to the Board and demonstrates the qualifications and skills to serve as a director.

VOTE REQUIRED AND RECOMMENDATION

The three Company nominees receiving the highest number of affirmative votes in person or represented by proxy and entitled to vote thereon shall be elected as directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ASHRAF ROFAIL, ASHRAF YACOUB AND JASON FRANKL AS DIRECTORS.

CORPORATE GOVERNANCE

BOARD AND COMMITTEE MEETINGS

The Board of Directors (the “Board”) held one meeting during the fiscal year ended December 31, 2012 (the “2012 Fiscal Year”) with all Directors attending. At this meeting the Board had the opportunity to hold an executive session. In addition the Board acted by unanimous written consent twenty-one times during the 2012 Fiscal Year.

COMMITTEES OF THE BOARD

The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee.

The Audit Committee consists of Mr. Yacoub, an independent director and the Company believes that, by virtue of his experience and background, he qualifies as an “audit committee financial expert” as defined by applicable rules of the SEC. The Audit Committee did not hold any meetings during the 2012 Fiscal Year due solely to the number of directors serving on the Committee. The Board is currently reviewing a proposed formal written charter for the Audit Committee, a copy of which will available on the Company’s website at www.santeon.com under Corporate Governance upon final approval and adoption by the Board.

Compensation Committee.

The Compensation Committee consists solely of Mr. Yacoub. The Compensation Committee makes recommendations to the Board regarding our employee benefit plans and the compensation of our executive officers, and approves equity grants, among other responsibilities. The Compensation Committee did not hold any meetings during the 2012 Fiscal Year due to the number of directors elected to the Committee. The Board is currently reviewing a proposed formal written charter for the Compensation Committee, a copy of which will available on the Company’s website at www.santeon.com under Corporate Governance upon final approval and adoption by the Board.

COMPENSATION COMMITTEE PROCESSES AND PROCEDURES

The Compensation Committee has overall responsibility for evaluating and recommending compensation for executive officers and recommending approval of employee benefit plans, policies and programs, and for administering the Company's stock incentive plans. The Compensation Committee assists the Board in fulfilling its responsibility to maximize long-term stockholder value by ensuring that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and policies; competitive practice; and the requirements of applicable laws, rules and regulations.

In fulfilling its responsibilities, the Compensation Committee has direct access to our officers and employees and consults with our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and other members of senior management as deemed necessary.

The Compensation Committee reviews executive officer compensation on an annual basis. For each review, the Compensation Committee may consider, and decide the weight it will give to, a number of factors, including the following:

• competition in the market for executive employees;
• executive officer performance;
• our financial performance and compensation expenses;

• the accounting impact of executive compensation decisions;
• company and individual tax issues;
• executive officer retention;
• executive officer health and welfare; and
• executive officer responsibilities.

In determining the long-term incentive component of our executive compensation, the Compensation Committee may consider a number of factors, including the following:

●	company performance and relative stockholder return;
●	value of similar incentive awards to executives at comparable companies; and
●	awards given to our executives in past years.
The Compensation Committee also considers the potential risks to the Company that may result from proposed compensation policies and practices. The Compensation Committee may retain at the Company's expense a compensation consultant to advise the Committee on executive and director compensation practices and trends. The Committee did not engage a compensation consultant during the year ended December 31, 2012.

The Compensation Committee may request that management recommend compensation package components, discuss hiring and retention concerns and personnel requirements, and provide information with respect to such matters as executive, Company and business unit performance; market analysis; benefit plan terms and conditions; financial, accounting and tax considerations; legal requirements; and value of outstanding awards. The Compensation Committee may rely on our executives or outside advisors for these purposes.

The Company intends to disclose any changes in or waivers from its Code of Conduct by posting such information on its website or by filing a Form 8-K with the SEC, as required.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate directly with the Board of Directors via e-mail at IR@santeon.com  These communications will be monitored by the Investor Relations department and automatically passed directly to all independent directors. The Company can also be contacted at (703) 970-9200 with regards to investor and employee complaints or notifications.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

The Company has a policy of encouraging its directors to attend the Annual Meeting.

NON-EMPLOYEE DIRECTOR COMPENSATION

In the 2012 Fiscal Year no compensation was paid to non-employee directors.

EXECUTIVE OFFICERS

The following is information regarding our executive officers other than Dr. Rofail, whose biography appears in the section titled “Election of Directors — Directors to be Elected at the Annual Meeting.”

Dr. Ahmed Sidky

Dr. Sidky has been an Executive Vice President and Director since May 2010. Dr. Sidky tendered his resignation as Director effective May 1, 2013 as reported in our recently filed 8-K.  Along with many years of experience in software development, Dr. Sidky has a Ph.D. from Virginia Tech in value-based process frameworks for effective Agile adoption. Dr. Sidky’s work has gained popularity and respect in the Agile community as a pragmatic approach for organizations of all sizes attempting to adopt Agile. Dr. Sidky is frequently referred to as “Dr. Agile” on account of developing a free online Agile readiness assessment tool named Doctor Agile  (www.doctoragile.com).  He is a frequent speaker at numerous national and international Agile conferences as well as the co-author of a book on practical Agile adoption titled, “Becoming Agile”. Prior to joining the Company, Dr Sidky was a principal owner of X2A LLC from 2008 to 2010.  We took into account his prior experience in software development and believe Dr. Sidky’s past experience in the field gives him the qualifications and skill to serve as an Executive Vice President.

Mr. Mark Guirgis

Mr. Guirgis served as Acting Chief Financial Officer of the Company from September 2011 to November 2012. In December 2012, Mr. Guirgis was appointed Executive Vice President and Chief Financial Officer as reported in our recently filed Form 8-K. In this capacity, Mr. Guirgis has responsibility for all financial operations, reporting, treasury, SEC compliance and investor relations. In addition to these responsibilities, he oversees all internal and external legal matters, human resources and administration. Prior to joining Santeon, he served as Vice President, Planning & Analysis and Corporate Treasurer at Primus Telecommunications Group, Incorporated (PTGi) from 1998 to 2011 with responsibility for financial planning, mergers and acquisitions, global cash and risk management, general corporate development activities, financial and industry analysis and capital markets transactions. Prior to joining PTGi, Mr. Guirgis was Manager of Corporate Planning and Analysis at MCI Communications Inc., where he worked from 1993 to 1998.

Mr. Guirgis has a Master of Business Administration in Finance and Investments from The George Washington University and a Bachelor of Arts degree in Economics from the State University of New York at Stony Brook.  The Company took into account Mr. Guirgis’ prior experience in financial planning, mergers and acquisitions, global cash and risk management, general corporate responsibilities, financial reporting as well as SEC Compliance and believe Mr. Guirgis’ past experience in the field gives him the skills and qualifications to serve as Executive Vice President and Chief Financial Officer.

Mr. Wessam Micheal

A key member of the Santeon executive management team, Mr. Micheal has been involved in process improvement and optimization holding several key management positions at Fortune 500 companies. As one of the key executive managers at Schneider Electric Egypt, Mr. Micheal was responsible for process optimization and efficiency throughout the production cycle and for improving the profitability of business lines, as well as overseeing business growth in local markets as well as export markets. Prior to joining Schneider Electric, Mr. Micheal held various management positions at Xerox Cooperation including his role of Lean Six Sigma Deployment Manager and Black Belt. During his tenure at Xerox, Mr. Micheal transformed and optimized several processes in various business practices and areas. Mr. Micheal received his BS in Mechanical Engineering then completed his MBA at the American University in Cairo (AUC). Mr. Micheal was a regionally recognized expert in Egypt in process improvement as one of only a few Six Sigma “Black Belt” trainers. Mr. Micheal taught process efficiency at the American University in Cairo (AUC) and at other training organizations.

EXECUTIVE COMPENSATION

As noted above under “Note Regarding Streamlined Disclosure,” SEC rules allow smaller reporting companies to tailor their disclosure to reduce costs. Because the Company qualifies as a “smaller reporting company” under SEC rules, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to the compensation of (i) the Company's Chief Executive Officer and Chief Financial Officer, and (ii) the Company's other executive officers, (collectively, the “named executive officers”).

Name & Principal Position	Year	Salary	Bonus		Other Cash Compensation		Equity Compensation	Fringe Benefits	Total
Dr. Ashraf Rofail	2012	230,577	69,173	(1)	--		--	10,057	309,807
	2011	180,000	--		182,263	(2)	--	16,598	378,861
Dr. Ahmed Sidky	2012	173,077	--		--		--	11,608	184,685
	2011	180,000	--		--		--	16,598	196,598
Mark Guirgis	2012	158,846	39,712	(3)	--		--	14,553	213,111
	2011	47,375	--		--		68,119	4,292	119,786
Wessam Micheal	2012	116,115	15,000	(4)	--		--	10,057	141,172
	2011	24,000	--		--		--	2,475	26,475

Narrative to Summary Compensation Table

(1)
The 2012 bonus amount for Dr. Rofail was earned during fiscal year 2012 pursuant to an employment agreement then in effect and is based upon performance during fiscal year 2012. The Company policy is to pay any bonus accrued and earned in the year following the year of performance; as such the 2012 bonus would be paid during 2013. Dr. Rofail has elected to forgo his cash bonus compensation and shall instead receive Company common stock.

(2)
In the 2011 SEC Form 10-K that was filed on August 16, 2012, the compensation of $182,263 paid to Dr. Ashraf M. Rofail during 2011 was incorrectly reported as “Other Equity Compensation”; it should have been presented as “Other Cash Compensation” as revised and presented above.

(3)
Mr. Guirgis earned his bonus during the 2012 fiscal year under the terms of his offer of employment. In accordance with Company policy his bonus will be paid during 2013. There is no assurance that the Company will pay to Mr. Guirgis any or all of the amount listed above as any payment is subject to the availability of cash. As of the date of this proxy statement $0.00 has been paid to Mr. Guirgis.

(4)
Mr. Wessam’s bonus was earned during the 2012 fiscal year and it was approved by the Compensation Committee upon the recommendation of the CEO. In accordance with Company policy his bonus will be paid during 2013. There is no assurance that the Company will pay to Mr. Micheal any or all of the amount listed above as any payment is subject to the availability of cash. As of the date of this proxy statement $0.00 has been paid to Mr. Micheal.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

Employment Agreements of Drs. Ashraf M. Rofail and Ahmed Sidky

On May 12, 2010, the Company entered into employment agreements with Mssrs. Rofail and Sidky. Set forth below is a summary of the general terms and conditions the employment agreements:

•	Initial term of three (3) years, with automatic three (3) year renewal periods unless previously terminated or notice is provided 90 days in advance;
•	Initially base salary of $180,000 annually beginning on the date on which the merger closed;
•	Reimbursement for the use of a mobile phone;
•	A car allowance;
•	Health insurance benefits for employee and family;
•	Eligibility for equity compensation plans as afforded to other executives of the Company.

Each employment agreement also provides that the named officer cannot, directly or indirectly, in any capacity, provide services to any person or entity that competes with the Company, unless he obtains the Company's prior written consent for a period of 12 months following his termination.

Further, the Company agreed not to terminate the named officer except for “just cause”. For purposes of the employment agreement, “just cause” means (1) the willful failure or refusal of the officer to implement or follow the written policies or directions of the Company’s Board of Directors, provided that the officer’s failure or refusal is not based upon the officer’s belief in good faith, as expressed to the Company in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with the officer’s position with Company and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Company; (3) conduct which violates the provisions contained in the existing Confidentiality Agreement or the Non-Competition Agreement between Company and the officer; (4) the intentional causing of material damage to Company’s physical property; and (5) any act involving personal dishonesty or criminal conduct against Company.

In the event the officer is terminated by the Company without “just cause” (as such term is defined under the employment agreement), the officer will be entitled to full compensation as indicated in the employment agreement. If the officer should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all future compensation and benefits payable to the officer shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all salary and reimbursements which accrued prior to the officer’s ceasing employment or termination will become immediately due and payable and shall be payable to the officer.

During the year-ended December 31, 2012, the Company entered into a Retention Bonus Agreement with Dr. Rofail whereby he was paid $182,263 in cash compensation during the year ended 2011. In return for this retention bonus amount, Dr. Rofail is required to serve as the Chief Executive Officer of the Company through December 31, 2013. If Dr. Rofail leaves the Company voluntarily prior to December 31, 2013, he is required to repay to the Company a pro-rata amount of the retention bonus.

Employment Agreement of Mr. Mark Guirgis

Mr. Guirgis recently entered into an employment agreement the terms of which are summarized below:

•	Base salary of $210,000 per year;
•	Cash bonus equal to 25% of his base salary, subject to Company performance and Board approval;
•	An annual equity award of 15,000 options to purchase common stock of the Company;
•	Participation in all standard employee benefits;
•	Either party may terminate the Agreement by providing forty-five (45) days notice.

o	In the event that Executive Officer provides notice of termination of the Agreement, he will assist the Company, if so requested, to find a suitable replacement and provide transitionary support.
o
If Santeon provides notice of termination, it agrees to pay Executive Officer his full bi-weekly salary in effect at that time plus all other customary benefits for a period of nine (9) months (the “Severance Period”) from the last date of service.  In addition, Executive Officer will receive the pro-rata portion of his cash and equity award bonus he would have otherwise been entitled to receive up to the date of termination.

o
During the Severance Period, Santeon will continue to provide Executive Officer with continuing health insurance, retirement plan (401k) matching and all other benefits he enjoyed as a full-time employee of the Company.

o	All unvested equity awards or other performance or tenure-based equity awards will immediately and fully vest without set-off or reduction on the last date of service with Santeon;
o
In the event of termination, all amounts owed to Executive Officer, including, but not limited to unpaid salary or bonus, accrued but unused vacation or business expenses incurred on Santeon’s behalf up to the final date of employment (the “Amounts Owed”), will be paid in full prior to Executive Officer’s last date of employment with Santeon.

Employment Agreement of Mr. Wessam Micheal

Mr. Wessam Micheal is not currently party to an employment agreement.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding at December 31, 2012, for each named executive officer.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)
N/A	0	0	N/A	0	0

PROPOSAL NO. 2   ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in these materials. This proposal, commonly referred to as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation program.

We are asking stockholders to approve the compensation of our named executive officers as disclosed in these materials by adopting the following advisory resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”

We believe that our compensation program, with its balance of short-term incentives (including performance based cash bonus awards) and longer-term incentives (including stock options and restricted stock awards) reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the compensation tables and related narrative disclosure included in the “Corporate Governance — Compensation Committee Processes and Procedures” and “Executive Compensation” sections of this proxy statement for more information regarding our compensation program.

Although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION TABLES AND NARRATIVE DISCUSSION.

PROPOSAL NO. 3   ADVISORY VOTE ON FREQUENCY OF AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to stockholders at least every six years to determine whether advisory votes on executive compensation should be held every one, two or three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every three years. The Board of Directors believes that a frequency of every three years for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. Furthermore, the Board of Directors believes that a three-year frequency is most consistent with our approach to compensation for the following reasons:

•	a three-year vote cycle will allow stockholders to better judge our compensation program relative to our long-term performance;
•
a three-year advisory vote cycle provides the Board of Directors sufficient time to carefully consider the results of the advisory vote regarding the compensation of our named executive officers and to design and implement any desired changes to our compensation program in response to the outcome of such vote; and

•	a three-year advisory vote cycle will provide our stockholders sufficient time to evaluate the effectiveness of the short- and long-term components of our compensation program and our performance.
Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board of Directors. Please refer to “Corporate Governance — Communications with the Board of Directors” in this proxy statement for information about communicating with the Board of Directors.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board of Directors’ recommendation. You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:

“RESOLVED, that the option of once every year, two years, or three years, if any, that receives approval by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the annual meeting and entitled to vote thereon will be approved by the stockholders, on an advisory basis, as the preferred frequency with which the Company is to hold an advisory vote by stockholders to approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”

The option of one year, two years or three years, if any, that receives the approval by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be the frequency of the vote on the compensation of our named executive officers that has been approved by stockholders on an advisory basis. Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board of Directors and the Compensation Committee will take into the account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF EVERY “3 YEARS” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4    RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee plans to engage the independent registered public accounting firm of RBSM, LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2013. A representative of RBS is expected to be available by telephone at the Annual Meeting and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

RBSM LLP has audited the Company's financial statements since 2011.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

The following table summarizes the aggregate fees billed to the Company by RBSM LLP during fiscal years 2012 and 2011:

	2012	2011
Audit Fees(a)	$75,000	$66,855
Tax Fees(b)	19,000	-
Total	$94,000	$66,855

(a)
Fees for audit services in fiscal years 2012 and 2011 consisted of the audit of the Company's annual financial statements included in our annual reports on Form 10-K, reviews of the Company's quarterly financial statements included in our quarterly reports on Form 10-Q, and consents and other services related to SEC matters.

(b)	Tax Fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

OUR AUDIT COMMITTEE RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF RBSM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

REPORT OF THE AUDIT COMMITTEE

In the performance of its oversight function, the Audit Committee has considered and discussed with management and our independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2012.

In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence.

Based upon the reports and discussions described in this report, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the fiscal year ended December 31, 2012, be included in the Company's Annual Report on Form 10-K for such fiscal year.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. The Audit Committee does not determine whether the Company's financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles or fairly present the Company's financial condition, results of operations and cash flows. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent registered public accounting firm and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the Audit Committee's oversight does not assure that management has maintained appropriate internal controls and procedures or appropriate disclosure controls and procedures, that the audit of the Company's financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company's independent registered public accounting firm is in fact “independent.”

The Audit Committee    Ashraf Yacoub

This Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEMNIFICATION AGREEMENTS

We have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law, including the non-exclusivity provisions of Delaware law, and under our bylaws, subject to limited exceptions. These agreements, among other things, provide for indemnification of our directors and executive officers for fees, expenses, judgments, fines, and settlement amounts incurred by any of these persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person’s service as a director or officer, including any action by us, arising out of that person’s services as our director or officer or that person’s services provided to any other company or enterprise at our request. We believe that these bylaw provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also intend to maintain liability insurance for our officers and directors.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit our shareholders and us. A shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of the Company's Common Stock as of April 30, 2013 (including options to purchase Common Stock exercisable within sixty days after such date), by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner	Position	Shares Owned	% of Total Outstanding

Ashraf M. Rofail	Chairman & CEO	148,431	12.5%
Ahmed Sidky	EVP, and Executive Officer	146,811	12.3%
Mark Guirgis	EVP, Chief Financial Officer	17,856	1.5%
Ashraf Yacoub	Independent Director	0	0.0%
Wessam Micheal	Executive Officer	0	0.0%
All active directors and executive officers as a group		313,098	26.3%

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

In addition to the requirements under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Company's proxy statement and form of proxy relating to an annual meeting of stockholders, our Bylaws establish procedures which stockholders must follow in order to nominate directors or make proposals other than under SEC Rule 14a-8 for consideration at an annual meeting of stockholders. Any stockholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary of the Company.

Stockholder Nominees for 2014 Annual Meeting of Stockholders.

If you are a stockholder of record and wish to nominate someone to the Board of Directors, you must give written notice to the Company's Secretary. Your notice must be delivered to or mailed and received at the principal executive offices of the Company not more than 150 calendar days and not less than 120 calendar days in advance of the first anniversary date of mailing of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. However, if the date of the annual meeting has been advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the prior year's meeting date, notice must be delivered and received no earlier than 150 calendar days before such annual meeting and not less than the later of (i) 120 calendar days before such annual meeting or (ii) ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. A nomination received after such date will be deemed untimely and will not be considered. Your notice must include the information specified in our Bylaws and a written consent of each nominee to serve as a director of the Company if elected.

Stockholder Proposals at 2014 Annual Meeting of Stockholders.

If you are a stockholder of record and wish to make a proposal to the stockholders other than pursuant to SEC Rule 14a-8, you must give written notice to the Company's Secretary in accordance with the same procedure specified for nominations of directors, and the notice must provide the information specified in our Bylaws. Any proposal received after the date specified above will be deemed untimely and will not be considered.

Deadline for Including a Stockholder Proposal in the Proxy Statement for the 2014 Annual Meeting of Stockholders.

Proposals that are intended to be presented by stockholders at our 2014 annual meeting of stockholders must be received by us no later than March 25, 2014 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

ANNUAL REPORT

Santeon’s Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2012, is being mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting. It is also available on our website at www.santeon.com/investors/investor-information You must not regard the Annual Report as additional proxy solicitation material.

HOUSEHOLDING

A single copy of our 2012 Annual Report and this proxy statement are being delivered to any multiple stockholders sharing the same address pursuant to SEC Rule 14a-3(e)(1), unless we, or our transfer agent, have received contrary instructions from one or more of those stockholders. We agree to deliver promptly upon written or oral request a separate copy of our Annual Report and proxy statement to any stockholder at a shared address to which a single copy of those documents has been delivered. You may notify us that you wish to receive a separate copy of the Annual Report and proxy statement for the 2013 or any future Annual Meeting by contacting us at 11700 Plaza America Drive Suite 810, Reston VA 20190, (703) 970-9200, Attention: Secretary. Stockholders who are members of a single household receiving multiple copies of those documents and who wish to receive a single copy may contact us at the same address or telephone number.

Santeon Group Inc. 11700 Plaza America Drive Suite 810, Reston, VA 20190	2013 Annual Meeting Admission Ticket June 24, 2013 11700 Plaza America Drive, Suite 810 Reston, VA 20190
[Shareholder Name & Address]	Upon arrival, please present this admission ticket and photo identification and any other required documents.
ELECTRONIC VOTE BY INTERNET Available 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose to vote on the internet. Your Control Number is located on this form.
Use black ink, mark votes with an X as shown in this example. Please do not write outside the designated space. ☒	Please vote immediately. Your vote is important.
Vote by Internet. Log on to the internet and go to www.shareholdervote.info Follow the steps there to make your vote.

Annual Meeting Proxy Card		Control Number:
A	Proposals:
The Board of Directors recommends voting FOR Proposals 1, 2 and 4 and IN FAVOR of Proposal 3.
	1. Election of Directors	FOR	AGAINST	ABSTAIN
	Ashraf Rofail	☐	☐	☐
	Ashraf Yacoub	☐	☐	☐
	Jason Frankl	☐	☐	☐
	2. Advisory Vote on Executive Compensation	☐	☐	☐
	3. Advisory Vote on frequency of advisory vote on executive compensation	☐	☐	☐
	4. Ratification of RBSM LLP	☐	☐	☐
B	Authorized Signatures This Section must be completed for your vote to count. Please date and sign below.
Date (mm/dd/yyyy)	Signature 1	Signature 2

Please keep signatures within the box.